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                                                                  Exhibit (a)(3)


                         NOTICE OF GUARANTEED DELIVERY

                                      to

                            Deposit Ordinary Shares

                                      of

                  INTERNATIONAL COMFORT PRODUCTS CORPORATION

  As set forth in Section 3 of the Offer to Purchase and Circular (the "Offer to Purchase and Circular" and, together with the related Letter of Transmittal and any amendments or supplements thereto, the "Offer") by Titan Acquisitions, Ltd., dated June 30, 1999 to purchase all of the outstanding Shares (as defined below), this form must be used to accept the Offer if certificates representing Shares are not immediately available or the certificates representing Shares and all other required documents cannot be delivered to the U.S. or Canadian Depositary at or prior to the Expiry Time (as defined in the Offer to Purchase and Circular) or if the procedures for delivery by book-entry transfer of Shares cannot be complied with on a timely basis. Such form may be delivered by hand or transmitted by facsimile to the U.S. or Canadian Depositary at the address below.

  The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used, but not defined, in this Notice of Guaranteed Delivery which are defined in the Offer have the respective meanings set out in the Offer.

       To The U.S. Depositary                To The Canadian Depositary


           Citibank, N.A.                 Montreal Trust Company of Canada


             By Courier:                     Reorganization Department
                                               151 Front Street West
           Citibank, N.A.                            8th Floor
       915 Broadway, 5th Floor                    Toronto, Ontario
         New York, NY 10010                           M5J 2N1

                                                Tel.: (416) 981-9633
              By Mail:                       Toll Free: (800) 663-9097
                                                Fax: (416) 981-9600
           Citibank, N.A.
            P.O. Box 685
         Old Chelsea Station
         New York, NY 10113

              By Hand:
           Citibank, N.A.
       Corporate Trust Window
     111 Wall Street, 5th Floor
         New York, NY 10043

Facsimile for Eligible Institutions:
           (212) 505-2248
 To Confirm by Telephone: (800) 270-
                0808


  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.
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TO:  TITAN ACQUISITIONS, LTD.
AND TO:
     CITIBANK, N.A., AS U.S. DEPOSITARY OR
MONTREAL TRUST COMPANY OF CANADA, AS CANADIAN DEPOSITARY

  The undersigned hereby deposits to Titan Acquisitions, Ltd. upon the terms and subject to the conditions set forth in the Offer, receipt of which is hereby acknowledged, the number of ordinary shares (the "Shares"), of International Comfort Products Corporation, a corporation continued under the federal laws of Canada, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase and Circular.


 -------------------------------------    ------------------------------------
    Certificate Nos. (if available)

                                          ------------------------------------

 -------------------------------------

       Number of Shares Tendered          ------------------------------------

                                          ------------------------------------
                                                   Name(s) of Record Holder(s)
                                                        (Please Type or Print)

                                          Address(es):

                                          ------------------------------------

                                          ------------------------------------

                                          ------------------------------------
                                                    Postal/Zip Code


                                          Tel. No.: (   ) ____________________
                                                  (Area Code)

                                          ------------------------------------
                                                     Signature(s)

                                          ------------------------------------
                                                         Date


-------------------------------------------------------------------------------

 Check box if Shares will be delivered by book-entry transfer: [_]

 -------------------------------------
 Name of Tendering Institution

 -------------------------------------
 Account No.


                                       2
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                                   GUARANTEE

                   (Not to be used for signature guarantees)

  The undersigned, (i) in the case of Letters of Transmittal being submitted to the Canadian Depositary: a Schedule A Canadian chartered bank, a major Canadian trust company, or a member in good standing of the Securities Transfer Agents Medallion Program in Canada or (ii) in the case of Letters of Transmittal being submitted to the U.S. Depositary: a member in good standing of the Securities Transfer Agents Medallion Program in the United States or any other bank, broker, dealer, credit union, savings association or other entity that is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees to deliver to the U.S. or Canadian Depositary either the certificates evidencing all deposited Shares, in proper form for transfer, or to deliver Shares pursuant to the procedures for book-entry transfer in the U.S. Depositary's account at The Depository Trust Company or the Canadian Depositary's account with The Canadian Depository for Securities Limited, together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase and Circular), and any other required documents, to the principal office of the U.S. or Canadian Depositary as set forth in the Letter of Transmittal, at or before 4:30 p.m. (Toronto time) on the third trading day on The Toronto Stock Exchange after the Expiry Time.



 ------------------------------------     ------------------------------------
 Name of Firm                             Authorized Signature


 ------------------------------------     Title: ____________________________
 Address


                                          Name: _____________________________
 ------------------------------------                (Please Type or Print)
 Postal/Zip Code


                                          Dated: ______________________ , 1999
 ------------------------------------
 Telephone No. (including Area Code)


NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL

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